Exhibit 99.7

January 16, 2024
Independent Members of the Board of Directors of Vista Outdoor Inc.
Board of Directors of Vista Outdoor Inc.
1 Vista Way
Anoka, MN 55303
Members of the Board:
We hereby consent to the inclusion of our opinion letter, dated October 15, 2023 to the Independent Members of the Board of Directors of Vista Outdoor Inc. (“Vista Outdoor Inc.”) and the Board of Directors of Vista Outdoor Inc. as Annex G to, and to the references thereto under the headings “Summary—Opinions of Vista Outdoor’s Financial Advisors—Opinion of Moelis & Company LLC”, “The Transaction—Background of the Transaction”, “The Transaction—Recommendation of the Vista Outdoor Board; The Vista Outdoor Board’s Reasons for the Transaction”, “The Transaction—Opinion of Moelis & Company LLC”, and “The Transaction—Certain Unaudited Prospective Financial Information” in the proxy statement/prospectus relating to the proposed transaction involving Vista Outdoor Inc. and Revelyst, Inc., which forms a part of the Registration Statement on Form S-4 filed by Revelyst, Inc. (the “Registration Statement”). The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted, or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.
By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under Section 7 of, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/s/ Moelis & Company LLC
MOELIS & COMPANY LLC